UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code          (248) 960-9009

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On May 10, 2016, the Company issued the press release attached hereto as Exhibit 99.1, announcing its financial results for the quarter ended March 31, 2016.

A transcript of the call relating to the May 10, 2016 release announcing financial results for the quarter ended March 31, 2016 is attached hereto as Exhibit 99.2. The transcript includes a brief discussion of the Company’s operating results for the period excluding the effect of the foreign taxes associated with the execution of the Wanbang Agreement (a non-GAAP measure). The Company’s reported earnings are prepared in accordance with GAAP and represent earnings as reported to the Securities and Exchange Commission. The Company’s management believes that the disclosure of GAAP earnings adjusted for the effect of this item, which item is not indicative of the Company’s core operations, provides additional information that is useful to investors in understanding the Company’s underlying performance and helps to facilitate period to period comparisons. However, non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

(in millions)	Three Months Ended March 31,
	2016	2015
Reported Net Loss (GAAP)	($4.8)	($3.7)
Cost of Sales	(.3)	-
Income Tax Expense	(.4)	-
Adjusted Net Loss (Non-GAAP)	($4.1)	($3.7)

Item 9.01      Financial Statements and Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit	Description

99.1	Press Release dated May 10, 2016.
99.2	Transcript of May 10, 2016 earnings call.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

May 13, 2016	By:	/S/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 10, 2016.
99.2	Transcript of May 10, 2016 earnings call.

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